Exhibit 10.1

JUNIPER NETWORKS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of                      (the “Effective Date”), by and between Juniper Networks, Inc., a Delaware corporation (the “Company”), and                      (the “Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and certain other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, agents and fiduciaries, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein;

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1. Certain Definitions.

(a) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the State of Delaware are required or permitted to be closed.

(b) “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(c) “Claim” shall mean any threatened, pending or completed action, suit, proceeding, arbitration or other alternative dispute resolution mechanism whether brought by or in the right of the Company or otherwise, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or other alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

(d) References to the “Company” shall include, in addition to Juniper Networks, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Juniper Networks, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e) “Expenses” shall mean any expenses including, without limitation, fees, charges and disbursements of counsel and all other costs, expenses and obligations actually paid or reasonably incurred by Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(f) “Expense Advance” shall mean an advance payment of Expenses to Indemnitee pursuant to Section 3(a).

(g) “Indemnifiable Event” shall mean any event or occurrence, whether occurring on, prior to, or after the date of this Agreement, related to (i) the fact that Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of or for the convenience of or to represent the interests of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or (ii) any action or inaction on the part of Indemnitee while serving in any capacity set forth in clause (i), including, without limitation, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by the Indemnitee, or any of the foregoing alleged by any claimant, in any such capacity.

(h) “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c), who shall not have otherwise performed services for the Company or Indemnitee within the last three years.

(i) “Losses” shall mean (i) any amounts or sums which Indemnitee is legally obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments, fines, penalties and sums or amounts paid in settlement (if such settlement is approved in advance by the Company) of a Claim or Claims, and (ii) to the extent not paid in advance pursuant to the terms of this Agreement for any reason, Expenses.

(j) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request or for the convenience or to represent the interests of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(k) “Reviewing Party” shall mean an election made from among the following: (i) any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification or (ii) Independent Legal Counsel as provided in Section 2(c).

(l) “Voting Securities” shall mean any securities of the Company (or a surviving entity as described in the definition of a “Change in Control”) that vote generally in the election of directors.

2. Indemnification.

(a) Agreement to Indemnify. If Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company will, to the maximum extent permitted by law, as such may be amended from time to time, indemnify Indemnitee against, and will make Expense Advances from time to time of, any and all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Losses, but excluding amounts paid in settlement of any Claim if such settlement was not approved in advance by the Company) arising from or relating to such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a disposition. The Company agrees that it will not unreasonably withhold or delay its consent to any proposed settlement of any such Claim. Such payment of Expenses and Losses shall be made by the Company as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in any event payment of a demand for an Expense Advance shall be made not later than fourteen (14) Business Days after the receipt by the Company of written demand therefor, which is accompanied by an explanation in reasonable detail and copies of invoices received by Indemnitee in connection with such Expenses (but, in the case of invoices in connection with legal services, any reference to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice).

(b) Reviewing Party’s Role. Notwithstanding the provisions of Section 2(a), (i) the obligations of the Company under Section 2(a) to make indemnification payments for Losses shall be subject to the condition that the Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee would be permitted to be indemnified under this Agreement and applicable law, and (ii) the obligation of the Company to make an Expense Advance shall not require the approval of the Reviewing Party. If a court specified in Section 14 ultimately determines that Indemnitee was not entitled as a matter of law to retain any Expense Advance previously made by the Company, Indemnitee hereby agrees to reimburse the Company for any such amount, provided that if Indemnitee contests such entitlement in a proceeding or has commenced or thereafter commences legal proceedings in such court to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under this Agreement or applicable law shall not be binding or conclusive and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under this Agreement or applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the Delaware Chancery Court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(c) The Reviewing Party in Various Circumstances. For matters that require a determination by the Reviewing Party in respect of Losses, the Reviewing Party shall be the following:

(i) If Indemnitee is a director or officer claiming a right to indemnity for Losses under this Agreement or under the Company’s Certificate of Incorporation or Bylaws at the time a determination by the Reviewing Party is required (a “Current Director or Officer”) and if no Change in Control has occurred that was not approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control (any such non-preapproved transaction, a “Triggering Change in Control”), then the Reviewing Party will be the members of the Company’s Board of Directors who are not parties to the Claim for which indemnification is being sought, or a committee of such directors designated by majority vote of the directors who are not parties to the Claim for which indemnification is being sought, or if such directors or committee so decide, the Independent Legal Counsel.

(ii) If Indemnitee is not a Current Director or Officer and no Triggering Change in Control has occurred, then the Reviewing Party will be the Company’s chief executive officer or chief financial officer, acting on behalf of the Company, unless the Indemnitee expressly demands in writing at the time that he or she makes a demand for indemnification of a Loss that Independent Legal Counsel be the Reviewing Party, in which event Independent Legal Counsel shall be the Reviewing Party.

(iii) If a Triggering Change in Control has occurred, then the Reviewing Party will be Independent Legal Counsel unless Indemnitee, in its sole discretion, waives the right to have Independent Legal Counsel be the Reviewing Party, in which case the Reviewing Party will be the members of the Company’s Board of Directors who are not parties to the Claim.

(iv) If entitlement to indemnification is to be determined by an Independent Legal Counsel pursuant to this Section 2(c), such Independent Legal Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Legal Counsel so selected. Within 10 Business Days after such written notice of selection shall have been received, the Company may deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1(h) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as the Independent Legal Counsel. If such written objection is so made and substantiated, the Independent Legal Counsel so selected may not serve as the Independent Legal Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the final disposition of the Claim for which indemnification hereunder is sought, no Independent Legal Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to Indemnitee’s selection of the Independent Legal Counsel and/or for the appointment as the Independent Legal Counsel of a person or firm selected by the court or by such other person as the court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed shall act as the Independent Legal Counsel hereunder.

(d) Independent Legal Counsel Opinion. In any case in which Independent Legal Counsel is acting as the Reviewing Party, such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under this Agreement and applicable law and the Company agrees to abide by such opinion. The Company agrees to pay a reasonable retainer fee and the reasonable fees, charges and disbursements of any Independent Legal Counsel selected to act as the Reviewing Party and to indemnify fully such counsel against any and all expenses (including reasonable fees, charges and disbursements of counsel), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay expenses of more than one Independent Legal Counsel in connection with all matters concerning the Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other indemnitees making indemnification claims that relate to the same Claim as the Indemnitee’s unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel making any determination with respect to other indemnitees.

(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

(f) Action to Compel Payment. If a claim for indemnification for Losses or any Expense Advance pursuant to this Agreement is not paid in full for any reason (including, but not limited to, a decision adverse to the Indemnitee by the Reviewing Party, or the failure of the Reviewing Party to render its determination) within fourteen (14) Business Days of the date of demand, in the case of Expense Advance, or thirty (30) days of the date of demand in the case of any other claim for indemnification of Losses or Expenses, then Indemnitee may file suit to recover the unpaid amount of such claim in a court specified in Section 14. The provisions of Sections 3(c) and 12 shall be applicable to any such action.

3. Expenses; Indemnification Procedure.

(a) Expense Advances. Expense Advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than fourteen (14) Business Days after written demand by Indemnitee therefor to the Company. This Agreement shall constitute the requisite undertaking with respect to repayment of Expense Advances made hereunder and no other form of undertaking shall be required as a condition for such Expense Advances made hereunder.

(b) Notice/Cooperation by Indemnitee. In order to receive Expense Advances and to be indemnified for Losses under this Agreement, Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against Indemnitee relating to an Indemnifiable Event for which a request for Expense Advance or for which indemnification for Losses will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Indemnitee’s failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the Company is materially and adversely affected by such failure.

(c) Burden of Proof; No Presumption Against Indemnitee. Indemnitee’s right to indemnification shall be enforceable by Indemnitee in the court specified in Section 14 and shall be enforceable notwithstanding any adverse determination by the Reviewing Party. In any action in which Indemnitee seeks to receive Expense Advances or indemnification for Losses, the Company shall be required to make the requested payment unless it satisfies the burden of proving that the Expense Advances or indemnification for Losses are not permitted by applicable law or are not required under this Agreement. In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption with clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Expense Advances or indemnification for Losses is not permitted by applicable law or hereunder. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be entitled to receive Expense Advances or be indemnified for Losses under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim relating to an Indemnifiable Event pursuant to Section 3(b), the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e) Selection of Counsel. In any Claim made against Indemnitee relating to an Indemnifiable Event for which a request for Expense Advance or for which indemnification for Losses will or could be sought under this Agreement, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (such approval not to be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company. The Company shall not be required to obtain the consent of Indemnitee for the settlement of any Claim the Company has undertaken to defend if the Company assumes full and sole responsibility for each such settlement; provided, however, that the Company shall be required to obtain Indemnitee’s prior written approval, which shall not be unreasonably withheld or delayed, before entering into any settlement which (1) does not grant Indemnitee a complete release of liability, (2) would impose any penalty or limitation on Indemnitee, or (3) would admit any liability, misconduct or breach of duty by Indemnitee. In the event the Company elects not to assume the defense of any such Claim, Indemnitee shall be required to obtain the Company’s prior written approval, which shall not be unreasonably withheld or delayed, before entering into any settlement which (x) does not grant the Company a complete release of liability, (y) would impose any penalty or limitation on the Company, or (z) would admit any liability, misconduct or breach of duty by the Company.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. The Company hereby agrees to make Expense Advances to, and indemnify, the Indemnitee to the fullest extent permitted by law, notwithstanding that such Expense Advances and indemnification are not specifically authorized or permitted by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the authority of a Delaware corporation to indemnify or advance expenses to a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a).

(b) Nonexclusivity. The rights to Expense Advances and indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

5. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment of the amounts otherwise indemnifiable hereunder under any insurance policy, provision of the Company’s Certificate of Incorporation, Bylaw or otherwise.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses or Losses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses or Losses to which Indemnitee is entitled.

7. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

8. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, the Company shall use commercially reasonable efforts to ensure that Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

9. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be indemnified under applicable law.

(b) Claims Initiated by Indemnitee. To indemnify for Losses or make Expense Advances to Indemnitee with respect to Claims or parts thereof initiated or brought voluntarily by

Indemnitee and not by way of defense or appeal related to a Claim not initiated or brought voluntarily by Indemnitee, except (i) with respect to actions or proceedings brought to establish or enforce a right to receive Expense Advances or indemnification for Losses under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Delaware Law.

(c) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

(d) Certain Exchange Act Claims. To indemnify Indemnitee for (i) expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Claim, the Losses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Losses that are subject to indemnification hereunder.

(e) Certain Conduct. To indemnify Indemnitee on account of Indemnitee’s conduct that is established by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, as knowingly fraudulent.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, provided that if the Company continues to exist it shall remain jointly and severally liable with such successor for the obligations hereunder. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request. This Agreement shall be effective as of the Effective Date and shall apply to acts or omissions of Indemnitee which occurred prior to the Effective Date if Indemnitee was (a) serving as a director, officer, employee, trustee, agent or fiduciary of the Company, or any subsidiary of the Company at the time such act or omission occurred, or (b) was serving at the request of or for the convenience of or to represent the interests of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the time such act or omission occurred.

12. Attorneys’ Fees. If any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the right of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third Business Day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

14. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware, which shall be the exclusive and only proper forum for adjudicating such a claim. The Company and Indemnitee irrevocably waive any right to object that any action brought in such court is in an inconvenient forum.

15. Contribution.

(a) If the indemnification provided elsewhere in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in

Section 9, then in respect to any action in which the Company is jointly liable with Indemnitee (or would be if joined in such action), to the fullest extent permitted by applicable law, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee in connection with any such action without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) With respect to an action brought against directors, officers, employees or agents of the Company (other than Indemnitee), to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee from any claims for contribution that may be brought by any such directors, officers, employees or agents of the Company (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such action had been brought against Indemnitee.

16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto (including, for the avoidance of doubt, any previously executed indemnification agreement between the parties hereto).

21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities

22. Construction. This Agreement has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

23. Company Position. The Company shall be precluded from asserting, in any action or proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

24. Injunctive Relief. The Company and the Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee and the Company irreparable harm. Accordingly, the parties hereto agree that the parties may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they shall not be precluded from seeking or obtaining any other relief to which they may be entitled. The Company and the Indemnitee further agree that they shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company and the Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the Chancery Court of the State of Delaware, and they hereby waive any such requirement of such a bond or undertaking.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the Effective Date.

COMPANY

JUNIPER NETWORKS, INC.

By:

Name:

Title:

Address:	Juniper Networks, Inc. 1133 Innovation Way Sunnyvale, CA 94089 Attention: General Counsel & Secretary

INDEMNITEE

Address: